                                                                    EXHIBIT 10.4
(USTrails Letterhead appears here)


                                               February 7, 1996


William F. Dawson
Richard D. Kemp
Resort Parks International
3711 Long Beach Blvd., Suite 110
Long Beach, CA 90807

Dear Bill and Dick:

     For the fiscal year ending June 30, 1996, your compensation will consist of the following:

(1) A base salary of (i) $14,145.83 per month (gross) for Bill Dawson, and (ii) $11,400.00 per month (gross) for Dick Kemp. The car allowance that you received previously has been included as part of your base salary and will no longer be paid to you separately.

(2) In addition to your base salary, you will receive incentive compensation in an amount equal to sixteen per cent (16%) of the amount by which the Operating Income (hereinafter defined) of Shorewood Corporation, dba Resort Parks International ("RPI") for the year ending June 30, 1996, exceeds the Operating Income of RPI for the year ending June 30, 1995. This incentive compensation will be divided equally between the two of you.

     (a) A Statement of Operations for RPI for the year ending June 30, 1995, is attached as Exhibit A. The Operating Income of RPI for the year ended June 30, 1995, was $2,275,257.

     (b) "Operating Income" of RPI shall mean Operating Revenues (hereinafter defined) less Operating Expenses (hereinafter defined).

     (c) "Operating Revenues" shall mean all revenues received or accrued by RPI, except those specific revenues described below, and shall include without limitation (i) the initial fees, renewal fees, and other fees paid by members of RPI's reciprocal network, including members who are also members of Thousand Trails or NACO, (ii) the initial fees, renewal fees, and other fees paid by members of RPI's Vacation Club, including members who are also members of Thousand Trails or NACO, (iii) revenues from sales of usage cards and directories, (iv) fees paid by resorts for affiliation with RPI's reciprocal network, (v) fees paid by RPI members for reservation services, and (vi) other miscellaneous revenues. The term "Operating Revenues" shall not include Allocated Interest Income, as determined by the Chief Financial Officer of RPI.

William F. Dawson
Richard D. Kemp
February 7, 1996
Page 2




     (d) "Operating Expenses" shall mean all expenses incurred or accrued by RPI, except those specific expenses described below, and shall include without limitation, (i) the cost of directories and other materials for RPI's reciprocal network, (ii) the cost of materials for RPI's Vacation Club, (iii) marketing expenses, (iv) labor and related expenses, (v) telecommunication expenses, (vi) travel and entertainment expenses, (vii) the cost of operating supplies, (viii) rental expenses, (ix) depreciation and amortization expenses, and (x) other miscellaneous expenses. The term "Operating Expenses" shall not include federal or state income taxes or the incentive compensation paid to Bill Dawson and Dick Kemp.

     (e) The amount of your incentive compensation shall be calculated by the Chief Financial Officer of RPI and paid to you by RPI within sixty (60) days after June 30, 1996.

     (f) The Board of Directors of RPI reserves the right to resolve any disagreements relating to the calculation of your incentive compensation.

                                       Sincerely,



                                       /s/ William J. Shaw
                                       For the Board of Directors of
                                       Shorewood Corporation

                          RESORT PARKS INTERNATIONAL
                            STATEMENT OF OPERATIONS
                   ACTUAL TWELVE MONTHS ENDED JUNE 30, 1995
                   BUDGET TWELVE MONTHS ENDED JUNE 30, 1996

                                             1995              1996
                                            ACTUAL            BUDGET
                                         ------------      ------------
RPI Membership Fees:
   Affiliate Members-Initial Fee            $540,804          $500,582
   Members-Renewals                        3,173,248         3,532,958
   TTN Members                               104,365            54,000
                                         ------------      ------------
                                           3,818,417         4,087,540
                                         ------------      ------------

Vacation Club Membership Fees:
   Affiliate Members                         423,024           399,960
   TTN Members                                 7,850             2,400
                                         ------------      ------------
                                             430,874           402,360
                                         ------------      ------------

Usage Card Sales                             250,603           190,893
Directory Sales                               99,077            96,721
Affiliation Fees                              15,845            18,000
Reservation Income                           150,890           166,404
Other Revenues                                79,297            94,800
                                         ------------      ------------

   OPERATING REVENUES                      4,845,003         5,056,718
                                         ------------      ------------

Cost of Directories                          654,319         1,042,044
Cost of Vacation Club Materials               71,178           161,227
Marketing Expense                            252,874           202,304
Labor and Related Expenses                 1,024,928         1,084,709
Communications                               260,246           216,000
Travel & Entertainment                        51,193            74,800
Operating Supplies                            55,349            45,600
Rental Expense                                96,496            89,460
Other Operating Expenses                      74,229            46,320
Reservation System                                 0                 0
Depreciation and Amortization                 28,934            28,800
                                         ------------      ------------

   OPERATING EXPENSES                      2,569,746         2,991,264
                                         ------------      ------------

OPERATING INCOME                          $2,275,257        $2,065,454
                                         ============      ============